Exhibit 23.1



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We consent to the incorporation by reference in the Registration Statements on Form F-3, Registration No. 333-127491, on Form F-3 Registration No. 333-115598, on Form F-3 Registration No. 333-117954 and on Form F-3 Registration No. 333-12074 for the registration of 46,917,493 shares of RADA Electronic Industries Ltd.'s Ordinary shares and on Form S-8, Registration No. 333-111437, pertaining to the 2003 Employee Stock Option Plan, of our report dated March 1, 2005, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. and its subsidiary included in the Annual Report on Form 20-F/A for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



                                    /s/Kost Forer Gabbay & Kasierer
                                    -------------------------------
                                    Kost Forer Gabbay & Kasierer
                                    A Member of Ernst & Young Global

Tel Aviv, September 1, 2005